As filed with the Securities and Exchange Commission on December 18, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Monster Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3906555
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

622 Third Avenue

New York, New York 10017

(Address of Principal Executive Offices)

MONSTER WORLDWIDE, INC.

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Michael C. Miller

Executive Vice President, General Counsel & Secretary

622 Third Avenue

New York, NY 10017

(212) 351-7000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Martin Nussbaum, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.001 per share	3,000,000	$4.235	$12,705,000	$1,477

(1)	This Registration Statement covers 3,000,000 additional shares of Common Stock, par value $0.001 per share, of Monster Worldwide, Inc. (the “Company”) available for issuance pursuant to awards under the Company’s Amended and Restated 2008 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s common stock that become issuable pursuant to awards by reason of any stock dividend, stock split or other similar transaction that results in an increase in the number of the outstanding shares of the Company’s common stock.
(2)	Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated to be $4.235, based on the average of the high sales price ($4.33) and the low sales price ($4.14) per share of the Company’s common stock as reported on the New York Stock Exchange on December 15, 2014.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Plan. Registration Statements on Form S-8 have been filed previously on June 5, 2008 (File No. 333-151430), on June 24, 2009 (File No. 333-160196), and on July 15, 2011 (File No. 333-175606) covering shares of the Company’s common stock reserved for issuance pursuant to awards under the Plan.

PART I

EXPLANATORY STATEMENT

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statements on Form S-8 filed previously on June 5, 2008 (File No. 333-151430), on June 24, 2009 (File No. 333-160196), and on July 15, 2011 (File No. 333-175606) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by Monster Worldwide, Inc. (the “Company”) to register an additional 3,000,000 shares of the Company’s common stock, par value $0.001 per share, which may be awarded under the Company’s Amended and Restated 2008 Equity Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 10, 2014;

(b) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 (filed with the Commission on May 1, 2014), June 30, 2014 (filed with the Commission on August 5, 2014) and September 30, 2014 (filed with the Commission on November 7, 2014);

(c) the Company’s Current Reports on Form 8-K, filed with the Commission on February 6, 2014, May 1, 2014, May 13, 2014, June 6, 2014, August 5, 2014, October 16, 2014, October 17, 2014, October 22, 2014, November 4, 2014 and November 6, 2014; and

(d) the description of the Company’s common stock contained in the Registration Statement on Form 8-A, filed with the Commission on November 6, 2008, including any amendment or report filed to update such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Dechert LLP

15.1	Letter from BDO USA LLP regarding unaudited interim consolidated financial statements

23.1	Consent of BDO USA, LLP

23.2	Consent of Dechert LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1	Monster Worldwide, Inc. Amended and Restated 2008 Equity Incentive Plan (filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 24, 2014 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York, on this 18th day of December, 2014.

MONSTER WORLDWIDE, INC. (Registrant)

Dated: December 18, 2014	By:	/s/ Timothy T. Yates
Timothy T. Yates
Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Salvatore Iannuzzi and James M. Langrock or either of them, as attorneys-in-fact with the power of substitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy T. Yates Timothy T. Yates	Chief Executive Officer and Director (principal executive officer)	December 18, 2014

/s/ James M. Langrock James M. Langrock	Executive Vice President and Chief Financial Officer (principal financial officer)	December 18, 2014

/s/ Michael B. McGuinness Michael B. McGuinness	Senior Vice President, Chief Accounting Officer and Global Controller (principal accounting officer)	December 18, 2014

/s/ Salvatore Iannuzzi Salvatore Iannuzzi	Non-Executive Chairman of the Board and Director	December 18, 2014

/s/ John Gaulding John Gaulding	Director	December 18, 2014

/s/ Edmund P. Giambastiani, Jr. Edmund P. Giambastiani, Jr.	Director	December 18, 2014

/s/ Jeffrey F. Rayport Jeffrey F. Rayport	Director	December 18, 2014

/s/ Roberto Tunioli Roberto Tunioli	Director	December 18, 2014